                         DEVELOPMENT SERVICES AGREEMENT
                         ------------------------------

         This Development Services Agreement (hereinafter the "Agreement"), is hereby executed on this 26th day of January, 2005, by and between VSUS
Technologies, Inc., a Delaware corporation ("VSUS") having its principal executive offices at 444 Madison Avenue, 24th floor, New York, NY 10022, c/o
Great Court Capital, and ViVaVu Systems Ltd., an Israeli corporation ("ViVaVu")
founded by Mr. Amiram Ofir, an individual residing in Israel ("Amiram") who, prior to today, was the founder and Chief Executive Officer of VSUS.

         WHEREAS, VSUS is the owner of software and related intellectual property originally developed by an affiliate of ViVaVu and obtained by VSUS when it acquired certain assets of that affiliate, and as further developed through January 25, 2005 (the "Original IP");

         WHEREAS, in settlement of a dispute between VSUS and Amiram, among other consideration, Amiram is now leaving the employ of VSUS, and licensing from VSUS the Original IP, and retaining exclusive rights, subject to the terms and conditions of the various agreements being executed simultaneously herewith
(including without limitation the agreement in accordance with which the Source
Code is being placed into escrow (the "Source Code Escrow")), to access the source code thereof, as the same may be supplemented and amended from time to time (the "Source Code"), and acquiring ownership of certain Internet sites used for hosting certain applications facilitated by the Original IP; and

         WHEREAS, VSUS expects in the very near future to acquire 1stAlerts
Inc., a Delaware corporation ("First Alerts") and requires the assistance of
ViVaVu and its employees and/or agents to assist it in providing customer service and support in the form of responding to e-mails from customers of First
Alerts regarding technical problems they encounter in using the services of
First Alerts (such responses referred to herein as "Customer Support Services");
and

         WHEREAS, VSUS also may require the help of ViVaVu in developing applications of the Original IP as may be useful in that business, as well as, if VSUS so desires, to help VSUS develop ancillary businesses utilizing the
Original IP, subject to the Software License Agreement between the parties hereto of even date herewith; which services may include software design, programming, maintenance, training and/or debugging, among other things
(collectively, the "Development Services"), even though ViVaVu has cautioned
VSUS that such services may involve considerable expense and time delays, depending upon the scope thereof; and may therefore not be economically prudent
(but nevertheless is willing to provide them if VSUS so demands); and

         WHEREAS, VSUS also may wish to avail itself of ViVaVu's capability to provide certain Internet-based email hosting services managed by ViVaVu (the
"Hosting Services"); and

         WHEREAS, ViVaVu is willing to provide such Development Services,
Customer Support Services and Hosting Services (collectively, the "Services")
upon the terms and subject to the conditions set forth below;

         NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth, the parties, intending to be legally bound, hereby covenant and agree as follows:

       1.       PROVISION OF SERVICES
                ---------------------

       (a) Development Service Orders. VSUS shall notify ViVaVu, not less than ten (10) Israeli Business Days in advance, to request any Development Services which VSUS may require from time to time. For purposes of this Agreement,
"Israeli Business Days" are Sunday through Thursday, except the entire Jewish holidays of Passover and Sukkot, in both cases as observed in Israel. When and if VSUS is unable to give the requisite notice, ViVaVu nevertheless will attempt in good faith to accommodate VSUS's needs so long as doing so would not materially interfere with other previously arranged business commitments. Such notice shall specify the type of Development Services needed, including the specific problems to be remedied (detailing the symptoms) and/or the features desired to be added. ViVaVu then shall deploy, for the consideration and subject to the terms and conditions set forth herein, the necessary personnel to perform such Development Services for VSUS, commencing not later than the tenth (10th)
Israeli Business Day after the aforesaid notice.

If such Development Services require travel outside of Israel, an additional ten
(10) Israeli Business Days' notice (for a total of twenty days) shall be required. In no event shall ViVaVu be required to have more than one of its employees be deployed outside of Israel due to performance of the Services at the same time. Also, in the event that more than 180 person-hours per month are required of ViVaVu by VSUS, any additional time in such month shall be billed at
150% of the otherwise applicable rates, in deference of the additional expense
ViVaVu may incur due to hiring and training additional personnel.

       (b) Personnel. ViVaVu and/or such of its employees or agents as Amiram reasonably believes are competent to provide the necessary assistance to VSUS, shall make themselves available to perform the Services hereunder. However, the parties understand that ViVaVu will be attempting to establish its own business, and cannot permit its employees to devote an unreasonable amount of time and attention to the Services. Therefore, no personnel of ViVaVu shall be required to devote more than 50% of their normal monthly time to the Services, nor shall any such personnel be required to spend more than two consecutive weeks out of every month outside of Israel performing the Services.

       (c) Hosting Services. Hosting services shall be comprised of those services described on ViVaVu's web site (www.safe-mail.net) from time to time for business users. ViVaVu shall provide such Hosting Services for VSUS and its affiliates, including service and support (even if the other hosting services are provided at a location other than ViVaVu), at the rates and upon the terms and conditions to which the parties mutually may agree; except that such rates, terms and conditions to VSUS shall be at least as favorable as the most favorable rates, terms and conditions then offered by ViVaVu to any unaffiliated third party business customer for comparable services.

       (d) Customer Support Services. ViVaVu shall, at the request of VSUS, perform Customer Support Services for First Alerts or any other affiliate of
VSUS, by responding directly to emails sent from customers of such affiliate, and by return email offering technical advice and assistance to the extent reasonably feasible by e-mail. Unless the parties mutually otherwise agree in writing, telephone support is not contemplated as part of the Customer Support
Services. Upon request from First Alert, ViVaVu shall train, at ViVaVu's facility in Israel, a First Alert employee or agent to perform Customer Support
Services at First Alert (to the extent technically feasible to do so), provided that ViVaVu shall not be responsible for providing any food, lodging or other expenses of such person while in Israel, and shall be paid as Customer Support
Services for all time spent in such training, which shall be carried out, as time reasonably permits, by the ViVaVu person who normally would perform the
Customer Support Services. ViVaVu shall charge VSUS the sum of Forty-Two Dollars and Fifty Cents ($42.50) per hour for Customer Support Services, and may deploy such of its personnel, during regular Israeli business hours, as Amiram reasonably believes are appropriate to perform such functions, but in any event shall use commercially reasonable efforts to respond to any such emails from customers by the end of the following Israeli Business Day.

If additional personnel are required to perform the Customer Support Services,
ViVaVu shall so advise VSUS or its affiliate (as the case may be) and shall have up to thirty (30) days to obtain each such additional person. At the commencement of any Customer Support Service for an application (including that of First Alerts) for which ViVaVu has not previously provided support, an advance payment of One Thousand Dollars ($1,000.00) shall be paid to ViVaVu to compensate it for necessary familiarization with the system. If ViVaVu is still providing such support for that system six months later, then the $1,000 shall be credited towards the fees due ViVaVu for such Customer Support Services in the sixth month or thereafter.

       (e) No Obligation to Share New Technology. The parties acknowledge that
ViVaVu, besides providing Services hereunder, expects to be primarily engaged in development of his own technology and applications based upon the Original IP.
Nothing herein shall be deemed to oblige ViVaVu to disclose to VSUS, or to utilize in rendering the Services, any such proprietary technology, know-how or applications belonging to ViVaVu which is not contained within the Original IP
(even if it may be based upon it). VSUS may use other software engineers and others, unaffiliated with ViVaVu, to develop various applications and technology and, if such require adjustments to or recourse to the Source Code for implementation or adjustment of any kind, ViVaVu shall make its personnel available to perform such services, which shall be deemed Development Services hereunder. If VSUS requires ViVaVu to solve a technological need for which
ViVaVu has developed its own solution, even if based upon the Original IP, it is understood and agreed that ViVaVu shall have no obligation to do so, but instead shall endeavor

to devise a different solution therefor, even if less efficient or otherwise less preferable than his own proprietary solution (provided that VSUS desires it to do so as Development Services hereunder).

       (f) Proprietary Rights to ViVaVu's Work. Work performed by ViVaVu for
VSUS hereunder, and paid for by VSUS on a timely basis, shall belong to VSUS
(subject to the restrictions contained in Section 7 hereof) and may be patented or copyrighted by VSUS, if it so desires; subject to a non-transferable right on the part of ViVaVu to use such technology in its own business and operations, but not to transfer, assign or sublicense it to any third parties (other than such sublicense as may be necessary to use it internally for the benefit of customers for whom ViVaVu is providing services). ViVaVu shall cooperate with
VSUS in any such patenting or copyrighting, provided that its employees' time in doing so is paid for at the rates specified herein.

       (g) Professional Standards. ViVaVu hereby covenants and agrees that the
Services performed hereunder by its employees and/or agents shall be performed in good faith to the best of their abilities, with the same degree of care and professionalism that they devote to ViVaVu's own business efforts. Anything herein to the contrary notwithstanding, however, simple and unintentional negligence shall not constitute a breach of this agreement.

       2. PRICING AND PAYMENT FOR SERVICES
          --------------------------------

       (a) Pricing for Development Services. Development Services shall be billed to VSUS and its affiliates at rates ranging from $75 per hour for the most junior personnel to $200 per hour for senior personnel such as Amiram himself, which rates may change on a yearly basis. Necessary travel time outside of Israel will be billed at the same rates as time spent on the Development
Services; provided that no such travel shall be incurred on behalf of VSUS unless VSUS is informed of same in advance and is willing to incur that expense.
Notwithstanding the above rates, if at any time ViVaVu extends lower rates than these to regular unaffiliated customers of services similar to the Development
Services (other than services ancillary to Hosting Services), VSUS then shall have the benefit of such lower rates for so long as ViVaVu offers them to any such unaffiliated customer.

       (b) Travel & General Business Expenses. VSUS will be responsible for all travel and reasonable general business expenses for all on-site Development
Services which it requests of ViVaVu personnel. ViVaVu will invoice VSUS the actual cost of these expenses. Such expenses are likely to include airfare, hotel, car rental, taxis, and meals, among other things.

       (c) Payment Procedures. Hosting Services shall be paid in the same manner required of ViVaVu's public business customers for such services, from time to time. Any other Services shall be paid as follows: invoices shall be rendered on a weekly basis by ViVaVu (or such less frequent basis as it may decide), and shall be paid within ten (10) days of their receipt by VSUS; provided that, prior to any trip outside of Israel at the request and for the benefit of VSUS, an

amount equal to ViVaVu's good faith estimate of the reasonable expenses of such trip, plus half of the estimated time charges therefor, shall be paid in advance by VSUS at least ten (10) business days prior to such trip. Interest shall accrue on all such amounts not paid by VSUS at a rate, calculated upon the unpaid balance, of the lesser of (i) l% per month or (ii) the highest rate allowed by applicable law. ViVaVu may refuse to provide Services hereunder while any amounts due for prior Services remain unpaid, and no such refusal shall constitute a breach hereof.

       3.       WARRANTY AND INDEMNITY
                ----------------------

        EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN, THE SERVICES, AND ANY
SOFTWARE DELIVERED IN ACCORDANCE THEREWITH, AND ANY AMENDMENTS OR IMPROVEMENTS
TO THE SOURCE CODE, ARE BY THEIR NATURE "AD HOC" AND THEREFORE NO WARRANTY OR
ASSURANCE OF SUCCESS CAN BE PROVIDED. THEREFORE, ViVaVu MAKES NO WARRANTIES,
EITHER EXPRESS OR IMPLIED, AS TO THE SUCCESS OF ANY SERVICES OR THE UTILITY,
ROBUSTNESS, EFFICICIOUSNESS OR SATISFACTORY PERFORMANCE OF ANY SOFTWARE
RESULTING THEREFROM OR OTHERWISE FURNISHED BY ViVaVu; AND IN NO EVENT, WITHOUT
LIMITING THE GENERALITY OF THE FOREGOING, SHALL ViVaVu BE LIABLE FOR ANY IMPLIED
WARRANTY WITH RESPECT TO SUCH SERVICES AND/OR SOFTWARE, INCLUDING WITHOUT
LIMITATION ANY WARRANTY OF MERCHANTABILITY OR ITS FITNESS FOR ANY PARTICULAR
PURPOSE. THIS DISCLAIMER SHALL BE IN ADDITION TO, AND NOT SUPERSEDING, ANY
DISCLAIMERS REGARDING THE HOSTING SERVICES CONTAINED ON ViVaVu's WEB SITE IN
CONNECTION THEREWITH.

       4.       LIMITATION OF LIABILITY
                -----------------------

       NEITHER PARTY SHALL BE LIABLE FOR ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL,
INDIRECT, OR THIRD PARTY DAMAGES (INCLUDING LOST PROFITS OR SAVINGS, BUSINESS
INTERRUPTION, LOSS OF DATA, OR SIMILAR CLAIMS), WHETHER IN AN ACTION IN CONTRACT
OR IN TORT, OR OTHERWISE, EVEN IF THE OTHER PARTY HAS BEEN ADVISED OF THE
POSSIBILITY OF SUCH DAMAGES. IN NO EVENT WILL ViVaVu's LIABILITY FOR DAMAGES
HEREUNDER, IF ANY, EXCEED THE REVENUES ACTUALLY PAID TO ViVaVu BY VSUS FOR
SERVICES HEREUNDER.

       5.       CONFIDENTIALITY AND NONDISCLOSURE OBLIGATIONS
                ---------------------------------------------

       (a) Obligations. During the term of this Agreement and for five (5) years after the termination or expiration of this Agreement, neither party hereto shall disclose to any third party or use any confidential technical, business or market information disclosed to it by the other party hereto in the course of performance of the Services (collectively, "Confidential Information"),

except as expressly permitted in this Agreement, and will take all reasonable measures to maintain the confidentiality of all Confidential Information in its possession or control, which will in no event be less than the measures it uses to maintain the confidentiality of its own information of similar importance

       (b) Exceptions. "Confidential Information" does not include information that: (i) is in or enters the public domain without breach of this Agreement;
(ii) a party lawfully receives from a third party without restriction on disclosure and without breach of a nondisclosure obligation; or (iii) a party develops independently, which it can document with written evidence.

       6.       TERM, TERMINATION; EFFECT OF TERMINATION
                ----------------------------------------

       (a) Term. The initial term of this Agreement will commence as of the date hereof and shall continue indefinitely for so long as ViVaVu has access to the
Source Code and this Agreement is not terminated as provided below.

       (b) Termination. Either party may immediately terminate this Agreement upon written notice to the other party if: (1) the other party commits or permits any material breach of this Agreement and fails to remedy such breach within thirty (30) days after written notice of such breach is given by the non-breaching party; or (2) VSUS incurs a Bankruptcy Event.

As used herein, the term "Bankruptcy Event" shall mean that a party has filed for protection under the bankruptcy laws of any jurisdiction, or is involuntarily subjected to such laws or otherwise has been adjudicated a bankrupt, or makes an assignment for the benefit of creditors, or voluntarily or involuntarily becomes the subject of any similar laws, or has a trustee or receiver appointed for its business or property and either acquiesces in same or fails to remove such trustee or receiver within ninety (90) days, or has substantially ceased business operations.

       (c) No Damages in Account of Termination. In the event this Agreement is terminated in accordance with the provisions hereof, neither ViVaVu nor VSUS will be liable to the other because of such termination, including without limitation for any damages, reimbursements, loss of prospective or anticipated profits based upon any expenditure, investments of capital, leases, licenses or commitments made by either ViVaVu or VSUS for any reason whatsoever. VSUS has no expectation that it will obtain any anticipated amount of profits by virtue of this Agreement.

       (d) Survival. The provisions of Sections 5, 6 and 7 hereof shall survive any termination or expiration of this Agreement.

       7.       LICENSING LIMITATIONS ON WORKS FOR HIRE
                ---------------------------------------

The parties agree that, notwithstanding the rights granted to VSUS with respect to the results of the services in Section 1(e) hereof, VSUS agrees not to provide or license such results to companies engaged in software development which is competitive with ViVaVu or his then

affiliated companies prior to December 31, 2006. Any such licensee of such results shall agree with VSUS not to further sublicense or assign it without permission of VSUS, which VSUS shall only grant after ascertaining that such further sublicensee or assignee is not competitive with ViVaVu and cannot yet further sublicense or assign it prior to December 31, 2006.

       8.       NON-ASSIGNABILITY
                -----------------

       This Agreement, and the obligation to perform Services hereunder, is personal to VSUS and is non-assignable, but shall extend to any majority-owned or controlled affiliates of VSUS, as well as any third party who acquires VSUS by purchase of all or substantially all of its assets, stock purchase, merger, consolidation or similar means.

       9.       SOURCE CODE ADJUSTMENTS
                -----------------------

         To the extent that ViVaVu modifies the Original IP in providing development services to VSUS, ViVaVu shall modify the source code in escrow (but need not do so with respect to improvements or modifications which the ViVaVu may make on its own, for its own business, rather than in the process of providing development services to VSUS).

       10.      REPRESENTATIONS AND WARRANTIES
                ------------------------------

         The parties each further represent and warrants to each other than they are not subject to any agreement, judgment or decree which would prohibit or be violated by the execution or delivery of this Agreement or by the performance by a party of its obligations hereunder.

        11.     MISCELLANEOUS
                -------------

         (a) This Agreement contains the entire understanding of the parties with respect to the subject matter hereof, and supersedes any and all written and oral agreements and understandings with respect to the subject matter hereof. This Agreement shall not be construed as creating an agency, partnership, franchise, joint venture or other relationship between the parties other than one of independent contractors. Neither party has the right to bind the other, to act as agent for or with the other, or to conduct business in the other's name or for the other's account. Neither party shall contract obligations in the name of, or on behalf of, the other, nor make any representation, guaranty or warranty with respect to the other's personnel or services except as authorized in writing by such other party in advance. This agreement shall be binding upon the parties and their respective successors and assigns, but any such assignment shall not relieve a party hereto from responsibility hereunder.

         (b) This Agreement shall be modified or amended only by means of a written agreement executed by both parties. No waiver of any part of this
Agreement shall be effective unless made in writing and signed by the waiving party. No waiver of any breach of this Agreement shall

constitute a waiver of any subsequent breach of the same or any other provision of this Agreement.

         (c) The parties recognize and acknowledge that they would not have any adequate remedy at law in the event of a breach of this Agreement, and a party may suffer irreparable damage and injury and/or damages which would be practically impossible to ascertain, and accordingly the parties hereby agrees that, in the event of a breach hereof, the other party, in addition to any other available rights and remedies, shall be entitled to equitable relief with respect thereto.

         (d) In the event any provision of this Agreement shall be held invalid or unenforceable, such provision shall be deemed modified in time, geography, scope or otherwise, but only to the extent necessary to make it enforceable. To effect such modification, the said provision shall be deemed supplemented and/or rewritten (or deleted if such provision is incapable of such addition and/or rewriting), whichever shall most fully preserve the intentions of the parties as originally expressed herein.

         (e) This agreement shall be governed by the law of the State of New
York but, in deference to the likely location of evidence and the convenience of witnesses, any disputes or claims hereunder shall be resolved exclusively by the courts of the State of Israel, and the parties hereby submit to the jurisdiction of said forum.

         (f) Notices and other communications hereunder shall be deemed given when received at the addresses set forth after the signatures of the parties below, or at such other address as a party may notify the other party hereto in accordance herewith. Electronic notification hereunder shall be valid only if receipt is acknowledged by the recipient.

         (g) Paragraph headings herein are for convenience only and shall not be considered in the interpretation of this Agreement.

         (h) This agreement was thoroughly negotiated by competent counsel for both parties to their respective satisfaction. Therefore, the parties agree that, in the interpretation hereof, no weight or consideration should be given with respect to which party's attorneys prepared the initial draft hereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives.

         VSUS TECHNOLOGIES, INC.

By:        /s/ Eli Kissos
         -------------------------------------
         Eli Kissos, President

Address:  444 Madison Avenue, 24th Floor, New York, NY  10022
          c/o Great Court Capital

         ViVaVu SYSTEMS, LTD.

     By:  /s/ Amiram Ofir
         ---------------------------------------
         Amiram Ofir, President

Address:  P.O. Box 39001, Givat-Ram, Jerusalem 91390, Israel